UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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One Stop Systems, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2235 Enterprise Street #110

Escondido, CA 92029

ONE STOP SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

Notice is hereby given that the 2018 Annual Meeting of Stockholders of One Stop Systems, Inc. (the “Company”) will be held at Vintana at the Centre, Crown Point Conference Room, 1205 Auto Park Way, Escondido, California 92029 on Tuesday, May 22, 2018 at 11:00 a.m., local time for the following purposes:

1.	Election of Directors;
2.	The ratification of the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
3.	To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

These proposals are more fully described in the Proxy Statement following this Notice. The Board of Directors has fixed the close of business on March 29, 2018 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the annual meeting. A list of the stockholders of record as of the close of business on March 29, 2018 will be available for inspection by any of our stockholders for any purpose germane to the annual meeting during normal business hours at our principal executive offices, 2235 Enterprise Street #110, Escondido, California 92029, beginning on April 20, 2018 and at the annual meeting.

Accompanying this notice is a proxy card. Whether or not you expect to attend our annual meeting, please complete, sign and date the enclosed proxy card and return it promptly, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card. If you plan to attend our annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

Stockholders are cordially invited to attend the annual meeting in person.

By order of the Board of Directors,

/s/ Steve Cooper
Steve Cooper President, Chief Executive Officer and Chairman

April 20, 2018

YOUR VOTE IS IMPORTANT

2235 Enterprise Street #110

Escondido, CA 92029

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 22, 2018

The board of directors of One Stop Systems, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held at Vintana at the Centre, Crown Point Conference Room, 1205 Auto Park Way, Escondido, California 92029 on Tuesday, May 22, 2018 at 11:00 a.m., local time. If you need directions to the location of the annual meeting, please contact us at (760) 745-9883 extension 1600.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2018 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about April 20, 2018 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on March 29, 2018 are entitled to vote at the annual meeting. On this record date, there were 12,767,289 shares of our common stock outstanding. Common stock is our only class of stock outstanding and entitled to vote.

What is the date, time and place of the annual meeting?

One Stop Systems, Inc.’s 2018 Annual Stockholders’ Meeting will be held on Tuesday, May 22, 2018, beginning at 11:00 a.m., local time, at Vintana at the Centre, Crown Point Conference Room, 1205 Auto Park Way, Escondido, California 92029.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of 1) election of directors; 2) ratification of the selection of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and 3) such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on March 29, 2018, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 12,767,289 shares of common stock outstanding, all of which are entitled to be voted at the annual meeting.

A list of stockholders will be available at our headquarters at 2235 Enterprise Street #110, Escondido, California 92029 for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any stockholder.

What are the voting rights of the holders of our common stock?

Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 12,767,289 shares of common stock outstanding, all of which are entitled to be voted at the annual meeting.

What vote is required to approve each item?

For purposes of electing directors at the annual meeting, the nominees receiving the support of stockholders representing the greatest numbers of shares of common stock present at the meeting, in person or by proxy and entitled to vote, shall be elected as directors. The affirmative vote of a majority of the shares of common stock present at the meeting in person or by proxy and entitled to vote is required for the: ratification of the selection of Haskell & White LLP; and approval of any other matter that may be submitted to a vote of our stockholders.

The inspector of election for the annual meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes will not be counted as votes cast “for” or votes “withheld” for the election of directors. On other matters submitted for a vote, broker non-votes will not be considered in tallying votes cast, and abstentions will be treated as a vote “against.” If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting from time to time without further notice.

What are the Board's recommendations?

As more fully discussed under “Matters to Come Before the Annual Meeting”, our Board of Directors recommends a vote FOR the election of the respective nominees for director named in this proxy statement; and FOR the ratification of the selection of Haskell & White LLP.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the respective nominees for director named in this proxy statement; (2) FOR the ratification of the selection of Haskell & White LLP; and (3) in accordance with the recommendation of our Board of Directors, FOR or AGAINST all other matters as may properly come before the annual meeting or any adjournment or postponement thereof. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card. Voting instructions are provided on the proxy card contained in the proxy materials.

If you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

If you come to the annual meeting, you can, of course, vote in person. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.

Are dissenter’s rights available with respect to any proposal?

Dissenter’s rights are not available with respect to any proposal to be voted on at the annual meeting.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the annual meeting, by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Who pays for costs relating to the proxy materials and annual meeting of stockholders?

The costs of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Directors

Nomination of Directors

The Governance and Nominating Committee of the Board (the “Nominating Committee”) is charged with making recommendations to the Board regarding qualified candidates to serve as members of the Board. The Nominating Committee’s goal is to assemble a board of directors with the skills and characteristics that, taken as a whole, will assure a strong board of directors with experience and expertise in all aspects of corporate governance. Accordingly, the Nominating Committee believes that candidates for director should have certain minimum qualifications, including personal integrity, strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In evaluating director nominees, the Nominating Committee considers the following factors:

(1)	The appropriate size of the Board;
(2)	The Company’s needs with respect to the particular talents and experience of its directors; and
(3)	The knowledge, skills and experience of nominees, including experience in technology, business, finance, administration, and/or public service.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it deems to be in the Company’s and its stockholders’ best interests, including diversity (though the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees). The Nominating Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of an “independent director” under NASDAQ listing standards. The Nominating Committee also believes it is appropriate for our Chief Executive Officer to serve on the Board.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for renomination, but the Nominating Committee at all times seeks to balance the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, the Nominating Committee’s policy is to not renominate that member for reelection. The Nominating Committee identifies the desired skills and experience of a new nominee, and then uses its network of contacts to compile a list of candidates.

We do not have a formal policy concerning stockholder recommendations of nominees for director to the Nominating Committee as, to date, we have not received any recommendations from stockholders requesting the Nominating Committee to consider a candidate for inclusion among the Nominating Committee’s slate of nominees in our proxy statement. The absence of such a policy does not mean, however, that such recommendations will not be considered. Stockholders wishing to recommend a candidate may do so by sending a written notice to the Nominating Committee, Attn: Chairman, One Stop Systems, Inc., 2235 Enterprise St. #110, Escondido, CA 92029, naming the proposed candidate and providing detailed biographical and contact information for such proposed candidate.

There are no arrangements or understanding between any of our directors, nominees for directors or officers, and any other person pursuant to which any director, nominee for director, or officer was or is to be selected as a director, nominee or officer, as applicable. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees. There are no material proceedings to which any director, officer, affiliate, or owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associates of any such persons, is a party adverse to the Company or any of our subsidiaries, and none of such persons has a material interest adverse to the Company or any of its subsidiaries. Other than as disclosed below, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

The Governance and Nominating Committee of the Board (the “Nominating Committee”) has recommended, and the board of directors has nominated, Steve Cooper, Kenneth Potashner, John Reardon, Randy Jones, Jack Harrison, and David Raun as nominees for election as members of our board of directors at the annual meeting for a period of one (1) year and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. At the annual meeting, six directors will be elected to the board of directors.

Mr. William Carpenter, who has served as our director since 2006, has elected not to stand for re-election as a director of the Company.  He will serve as a director until the date of the annual meeting.  Pursuant to Section 3.2 of the Company’s Bylaws, the authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one (1) member.  As a result of Mr. Carpenter’s departure the board of directors voted to reduce the size of the board from seven to six directors.

Accordingly, at the annual meeting, six directors will be elected to the board of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Information Regarding Directors

Name	Age	Position
Steve Cooper	60	Chairman of the Board, President and Chief Executive Officer
Kenneth Potashner	59	Director
John Reardon	57	Director
Randy Jones	67	Director
Jack Harrison	62	Director
David Raun	56	Director

Steve Cooper has served as our chief executive officer, president and chairman of our board of directors since co-founding OSS in 1998. He brings more than 37 years of experience running high technology, high growth rate businesses as a technologist with a long record of technical innovations, including multiple patents. Mr. Cooper began his career with Intel and RadiSys in sales, marketing and technology roles. He has authored and published more than 30 articles and technical conference papers dealing with the computer technology, fault-tolerant computer architectures, bus interfacing standards, open systems and related business and technology issues. He holds a B.S. in electrical engineering from University of California at Santa Barbara.

Kenneth Potsashner has served as a member of our board of directors since 2006. Mr. Potashner was most recently chief executive officer, president and chairman of SONICblue, Inc. from 1998 to 2002 and held the same positions with Maxwell Technologies from 1996 to 1998. He began his career with Texas Instruments and went on to hold executive-level roles with technology companies including Digital Equipment Corporation, Quantum Corporation and Conner Peripherals. He has held various board and advisory roles in high-technology companies over the years as well. Mr. Potashner holds a B.S. in electrical engineering from Lafayette College and a M.S. in electrical engineering from Southern Methodist University. His extensive experience in board, executive and advisory roles of high technology companies are essential to our current and future growth.

John Reardon has served on our board of directors since 2000.  Mr. Reardon has served as an independent director on Neonode, Inc. (Nasdaq: Neon), an optical touch and sensor company located in Stockholm, Sweden; along with SBE, Inc. (Nasdaq: SBEI), a telecommunications company located in Silicon Valley, California.  He has served in the capacity of Chairman on Audit, Compensation, Pricing and Special Committees in support of his role as an independent director.  Mr. Reardon also runs as Chief Executive Officer a boutique publishing company, RTC Media, LLC where he performs services for many industry leaders such as NVidia, AMD, Intel, Microsoft, Mercury and ARM.  He holds a Bachelor of Arts degree from National University in Marketing.    Mr. Reardon has been a senior mentor for Chairmen’s Round Table for 12 years, where he aids companies in achieving their strategic goals.

Randy Jones has served as a director since December 2016. He also currently serves as a strategic consultant to OSS. Prior to joining OSS as a director and consultant, he served as the chief executive officer of Mission Technology Group, Inc. (“Magma”) from April 2007 up through Magma’s acquisition by OSS in July 2016. Prior to Magma, he gained decades of senior and C-level experience in high technology companies including IBM, Sybase, Intelligent Electronics, Ingram Micro, and others. Mr. Jones holds an MBA from the University of California, Los Angeles and an M.S. in engineering sciences (bioengineering) from the University of California, San Diego. He brings a broad range of strategic knowledge in OSS’ industry by virtue of his time growing and developing Magma and his previous high-tech related roles.

Jack Harrison has served on our board of directors since December 2016. He served as the founder, president and chief executive officer of Aspen Integrated Technologies, a microelectronic company from 2000 until his retirement in 2011. Mr. Harrison currently serves as the chairman of the board of Reach Beyond, a non-profit charitable organization of which he has been affiliated since 2010. Mr. Harrison also assists OSS with our SkyScale joint venture of which he has a 50% ownership interest via his ownership of our joint venture partner, Jacoma Investments, LLC. Mr. Harrison holds a B.S. in biomedical engineering from Wheaton College. He brings decades of experience in the microelectronics space and his business and technical expertise represent important assets to OSS.

David Raun has served on our board of directors since December 2016. Mr. Raun is currently the president, interim chief financial officer and COO of ASSIA, Inc. a Silicon Valley-based SaaS and strategic partner and solutions vendor to broadband service providers worldwide. Prior to ASSIA, he was with PLX Technology, Inc., a publicly-traded company on Nasdaq, from 2004-2014 where he eventually became president, chief executive officer and a director. As president and chief executive officer he led the company to an acquisition by Avago (now Broadcom). Mr. Raun holds a B.S. in computer and electrical engineering from University of California, Santa Barbara. In all, Mr. Raun holds more than 20 years of experience at senior management and board levels in public and private companies which is a great benefit to OSS.

Vote Required

If a quorum is present and voting at the annual meeting, the nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

PROPOSAL 2:

Ratification of Selection of Independent Registered Public Accounting Firm

The audit committee has selected Haskell & White LLP as the company’s independent registered public accounting firm for the year ending December 31, 2018 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Haskell & White LLP has audited the company’s financial statements since 2017. Representatives of Haskell & White LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Haskell & White LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Haskell & White LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2017 and 2016, by Haskell & White LLP, our independent registered public accounting firm:

	2017	2016
Audit fees (1)	$205,372	$-
Audit-Related fees (2)	40,274	-
Tax fees	-	-
Other fees	-	-
Total fees	$245,646	$-

1)

Includes fees for (i) audits of our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015, (ii) review of our interim period financial statements for fiscal year 2017, and (iii) fees related to the initial and subsequent review of our registration on Form S-1.

2)

Includes fees for the pre-acquisition audit of Mission Technologies Group (“Magma”) of the balance sheet as of December 31, 2015 and the related statements of operations, changes in stockholder’s equity (deficit) and cash flows, for the year then ended, and for the period from January 1, 2016 through July 15, 2016.

Pre-Approval Policies and Procedures

The audit committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm.

In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the chairman of the committee has been delegated authority to approve audit and non-audit services to be provided by our independent registered public accounting firm. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the chairman pursuant to the above-described delegation of authority may not exceed $25,000, and the chairman is required to report any such approvals to the full committee at its next scheduled meeting. In addition, the audit committee has pre-approved a list of acceptable services and fees payable to H & W in an aggregate amount of up to $12,500 per quarter for such services, including without limitation audit and allowable non-audit and tax consulting.  This pre-approval is for small projects needing quick reaction and judged by the audit committee not to raise any independence issues with H&W. Such projects and fees are required to be presented in detail at the next audit committee meeting.  All fees that were incurred in 2017 and 2016 were pre-approved by the audit committee.

The audit committee has considered and determined that the provision of the non-audit services described is compatible with maintaining the independence of our registered public accounting firm.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Haskell & White LLP. Abstentions will have the same effect as “against” votes. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF HASKELL & WHITE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock, as of April 1, 2018, by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of stock options or warrants held by the respective person or group that may be exercised or converted within 60 days after April 1, 2018. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after  April 1, 2018 are included for that person or group but not for any other person or group.

Applicable percentage ownership is based on 12,773,289 shares of common stock outstanding at April 1, 2018.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed on the table is c/o One Stop Systems, Inc., 2235 Enterprise Street, #110, Escondido, CA 92029.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percent of Common Stock Beneficially Owned
5% or greater stockholders:
Mark Gunn (3)	702,346	5.5%
Park Bank (5%+ SH) (4)	666,667	5.2%

Named Executive Officer and Directors:
Steve Cooper (1)	3,581,693	26.7%
Randy Jones (2)	1,313,749	10.2%
John Reardon (5)	315,422	2.4%
William Carpenter (7)	369,236	2.9%
Ken Potashner (6)	379,933	2.9%
Jack Harrison (8)	10,000	*
John Morrison (9)	-	*
David Raun (10)	10,000	*
Jim Ison (11)	182,332	1.4%
All executive officers and directors as a group (9 persons)(12)	6,162,365	43.2%

(1)

Consists of (i) 2,926,696 shares of common stock held by The Cooper Revocable Trust dated April 25, 2001, and (ii) 643,332 shares of common stock that Mr. Cooper has the right to acquire from us within 60 days of April 1, 2018 pursuant to exercise of stock options. Steve Cooper shares joint voting and investment control of The Cooper Revocable Trust dated April 25, 2001 with his wife Lori Cooper. Mr. Cooper serves as chief executive officer, president and chairman of the board of directors.

(2)

Consists of (i) 1,263,749 shares of common stock held by Randy Jones and Roseann Piazza Jones Revocable Trust, and (ii) 50,000 shares of common stock that Mr. Jones has the right to acquire from us within 60 days of April 1, 2018 pursuant to the exercise of stock options. Randy Jones shares joint voting and investment control of the Randy Jones and Roseann Piazza Jones Revocable Trust. Mr. Jones is a member of the board of directors and consultant with the Company.

(3)

Consists of (i) 702,346 shares of common stock held by The Gunn Family Trust dated December 19, 2006 of which Mark Gunn has sole voting and investment control, (ii) 16,667 shares of common stock held in Polycomp Trust Company Custodian FBO Mark J. Gunn IRA of which Mark Gunn has sole voting and investment control.

(4)

Consists of 666,667 shares of common stock held by Park Bank, 1815 Green Way Cross, Madison, Wisconsin 53713. Mr. Robert Laux is the Executive Vice President of Finance and Risk Management of Park Bank and, as its authorized representative, exercises sole voting and investment control.

(5)

Consists of (i) 145,422 shares of common stock held by the Reardon Family Trust dated August 31, 2011 of which Mr. Reardon holds joint voting and investment control with his wife Dawn Reardon, (ii) 110,973 shares of common stock held by The RTC Group, Inc. of which Mr. Reardon exercises sole voting and investment control, and (iii) 170,000 shares of common stock that Mr. Reardon has the right to acquire from us within 60 days of April 1, 2018 pursuant to the exercise of stock options. Mr. Reardon is a member of the board of directors.

(6)

Consists of (i) 70,000 shares of common stock held by Mr. Potashner, (ii)139,933 shares of common stock that Kenco, Inc. has the right to exercise within 60 days of April 1, 2018 pursuant to common stock warrants, and (iii) 170,000 shares of common stock that Mr. Potashner has the right to acquire from us within 60 days of April 1, 2018 pursuant to the exercise of stock options. Mr. Potashner has sole voting and investment control over Kenco, Inc. Mr. Potashner is a member of the board of directors.

(7)

Consists of (i) 199,236 shares of common stock held by the William and Deborah Carpenter Family Trust of which Mr. Carpenter holds joint voting and investment control with his wife Deborah Carpenter and (ii) 170,000 shares of common stock that Mr. Carpenter has the right to acquire from us within 60 days of April 1, 2018 pursuant to the exercise of stock options. Mr. Carpenter is a member of the board of directors.

(8)

Includes 10,000 shares of common stock that Mr. Harrison has the right to acquire from us within 60 days of April 1, 2018 pursuant to the exercise of stock options. Mr. Harrison is a member of the board of directors.

(9)	Mr. Morrison does not beneficially own shares in the Company. Mr. Morrison is the chief financial officer of the Company.
(10)

Includes 10,000 shares of common stock that Mr. Raun has the right to acquire from us within 60 days of April 1, 2018 pursuant to the exercise of stock options. Mr. Raun is a member of the board of directors.

(11)

Consists of (i) 70,2240 shares of common stock held by Mr. Ison and (ii) 151,276 shares of common stock that Mr. Ison has the right to acquire from us within 60 days of April 1, 2018 pursuant to the exercise of stock options. Mr. Ison is the VP of Sales for the Company.

(12)

Includes (i) 4,675,327 shares beneficially owned by our current named executive officers and directors and (ii) 1,514,541 shares subject to options, warrants or convertible securities exercisable within 60 days of April 1, 2018, as set forth in the previous footnotes.

BOARD MATTERS AND CORPORATE GOVERNANCE

Board Composition and Election of Directors

Director Independence

Our board of directors is fixed at six members and will consist of six members following the annual meeting. Our board of directors has determined that Kenneth Potashner, John Reardon, Jack Harrison and David Raun are all independent directors in accordance with the listing requirements of The Nasdaq Capital Market. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has established three standing committees – audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our board of directors. The following table provides information for the current membership for each of the committees of the Board:

Name	Audit Committee		Compensation Committee		Nominating Committee
Kenneth Potashner			X		X	*
John Reardon	X		X	*
Jack Harrison	X		X		X
David Raun	X	*			X

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	Selecting and retaining (subject to approval by the Company’s stockholders) our independent registered public accounting firm;
•	Setting the compensation of our independent registered public accounting firm;
•	Overseeing the work of our independent registered public accounting firm and pre-approving all audit services they provide;
•	Approving all permitted non-audit services performed by our independent registered public accounting firm;
•	Establishing policies and procedures for engagement of our independent registered public accounting firm for permitted audit and non-audit services;
•	Evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•	Reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
•	Discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•	Reviewing the scope and plan of our independent registered public accounting firm and their effective use of audit resources;
•

Reviewing with management and independent auditors their significant audit findings, and assess the steps that management has taken or proposes to take to minimize significant risks or exposures facing the Company, and periodically review compliance with such steps;

•

Establishing procedures for the Company’s confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

•

Obtaining the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the audit committee, and receive appropriate funding from the Company, as determined by the audit committee, for the payment of compensation to any such advisors;

•

Reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; and

•	Reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our audit committee are Mr. Raun, Mr. Reardon and Mr. Harrison. Mr. Raun serves as the chairperson of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Capital Market. Our board of directors has determined that Mr. Raun is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our board of directors has determined that Mr. Raun, Mr. Reardon and Mr. Harrison are independent under the applicable rules of the SEC and The Nasdaq Capital Market. Under the applicable Nasdaq Capital Market rules, we are permitted to phase in our compliance with the independent audit committee requirements of The Nasdaq Capital Market on the same schedule as we are permitted to phase in our compliance with the independent audit committee requirements pursuant to Rule 10A-3 under the Exchange Act which require: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing. We are currently in compliance with Nasdaq rules and Rule 10A-3 due to the fact that all members of our audit committee have been deemed independent by our board of directors. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Capital Market.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Haskell & White LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. In addition, the audit committee has discussed with Haskell & White LLP, its independence from management and the company, has received from Haskell & White LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Haskell & White LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Haskell & White LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the company’s financial reporting. Haskell & White LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Haskell & White LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Haskell & White LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
William Carpenter (former chairman)
John Reardon
David Raun

Compensation Committee

Our compensation committee approves, or recommends to our board of directors, policies relating to compensation and benefits of our officers and employees. The compensation committee approves, or recommends to our board of directors, annual and long-term corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves, or recommends to our board of directors, the compensation of these officers based on such evaluations. The compensation committee also approves, or recommends to our board of directors, the issuance of stock options and other awards under our equity plan. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Mr. Reardon, Mr. Harrison and Mr. Potashner. Mr. Reardon serves as the chairperson of the committee. Our board of directors has determined that Mr. Potashner, Mr. Harrison and Mr. Reardon are independent under the applicable rules and regulations of The Nasdaq Capital Market and all current members qualify as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each of the members of our compensation committee is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). Under the applicable Nasdaq Capital Market rules, we are permitted to phase in our compliance with the independent compensation committee requirements of The Nasdaq Capital Market which require: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing. We are currently in compliance with Nasdaq rules due to the fact that all members of our compensation committee have been deemed independent by our board of directors. The compensation committee operates under a written charter, which the compensation committee will review and evaluate at least annually.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board of directors’ responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

The members of our nominating and corporate governance committee are Mr. Potashner, Mr. Harrison and Mr. Raun. Mr. Potashner serves as the chairman of the committee. Our board of directors has determined that Mr. Potashner, Mr. Harrison and Mr. Raun are independent under the applicable rules and regulations of The Nasdaq Capital Market relating to nominating and corporate governance committee independence. Under the applicable Nasdaq Capital Market rules, we are permitted to phase in our compliance with the independent nominating and corporate governance committee requirements of The Nasdaq Capital Market which require: (1) one independent member at the time of listing, (2) a majority of independent members within 90 days of listing and (3) all independent members within one year of listing. We are currently in compliance with Nasdaq rules due to the fact that all members of our nominating and corporate governance committee have been deemed independent by our board of directors. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee will review and evaluate at least annually.

Board Leadership Structure

Our board of directors is currently led by its chairman, Steve Cooper. The Company’s Chief Executive Officer also serves as Chairman of the Board and the Company does not have a lead independent director and does not believe one is necessary. We believe our leadership structure is appropriate for the size and scope of operations of a company of our size and because the combined role is both counterbalanced and enhanced by the effective oversight and independence of our board of directors. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate to ensure the interests of the Company and its stockholders are best served.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

During fiscal year 2017, our board of directors met five times, including telephonic meetings. In that year, each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and each committee of the board of directors on which such director served.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	Personal and professional integrity, ethics and values;
•	Experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•	Experience as a board member or executive officer of another publicly-held company;
•	Strong finance experience;
•	Diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	Diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
•	Experience relevant to our business industry and with relevant social policy concerns; and
•	Relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, One Stop Systems, Inc., 2235 Enterprise Street #110, Escondido, CA 92029. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion) or specific committees of the board, as applicable.

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.ir.onestopsystems.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to One Stop Systems, Inc., 2235 Enterprise Street #110, Escondido, CA 92029.

Directors Compensation

Mr. Cooper, who is our chief executive officer, received no compensation for his service as a director. The compensation received by Mr. Cooper as an officer is presented in “Executive Compensation – Summary Compensation Table.”

The following table sets forth information for the year ended December 31, 2017, regarding the compensation awarded to, earned by or paid to our non-employee directors who served on our board of directors during 2017.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Randy Jones	$16,300		$8,057				$24,357
John Reardon	$16,300		$8,057				$24,357
Ken Potashner	$16,300		$8,057				$24,357
William Carpenter	$16,300		$8,057				$24,357
David Raun	$16,300		$8,057				$24,357
Jack Harrison	$16,300		$8,057				$24,357

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth the names, ages, and positions of our executive officers and directors as of April 1, 2018. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs. There are no arrangements or understandings between any director and any other person pursuant to which any director or executive officer was or is to be selected as a director or executive officer, as applicable. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings that are material to the evaluation of the ability or integrity of any of our directors or director nominees.

Name	Age	Position
Executive Officers
Steve Cooper	60	President, Chief Executive Officer and Chairman
John W. Morrison, Jr.	60	Chief Financial Officer
Jim Ison	48	Vice President of Sales

The biography of Steve Cooper can be found under “Proposal 1 – Election of Directors.”

John W. Morrison, Jr. has served as our chief financial officer since September 1, 2017. Mr. Morrison has been a CPA for more than 30 years with experience in public accounting and all aspects of financial reporting and financing. From June 2014 to September 2017, he served as the chief financial and operations officer for Carol Cole Company. Prior to Carol Cole, he served as a consultant to various private companies regarding their financial and operational affairs. From January 2013 to September 2013 he served as the chief financial officer of Gen-E, an information technology and services company for service providers and companies with large, complex networks. Mr. Morrison also served as the executive vice president and chief financial officer for the Kelley Blue Book Company for 11 years. He began his career working 15 years for the public accounting firm PricewaterhouseCoopers (now PwC) both in the U.S. and Asia. Mr. Morrison holds a B.S. in accounting and business management and M.S. in Accounting from Brigham Young University.

Jim Ison, has been with OSS since 2004 and currently serves as the VP of Sales. Mr. Ison has 26 years’ combined experience in the bus-board marketplace and the HPC industry. Prior to joining OSS, he held various sales and marketing positions centered on COTS military and converged communications accounts for Ziatech Corporation and Rittal Corporation. Mr. Ison holds a B.S. in aeronautical engineering from California Polytechnic State University, San Luis Obispo and an MBA from University of Florida.

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2017, our “named executive officers” and their positions were as follows:

•	Steve Cooper, President and Chief Executive Officer;
•	Mark Gunn, Senior VP of Marketing and Secretary:
•	John W. Morrison Jr. Chief Financial Officer and Treasurer
•	Jim Ison, VP of Sales.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by each individual who served as our principal executive officer at any time in 2017, and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2017. These individuals are our named executive officers for 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Steve Cooper	2017	$296,138	$197,568	$38,250	$-	$39,252	$571,208
President and Chief Executive Officer	2016	$286,650	$90,654	$41,400	$-	$30,237	$448,941

Mark Gunn(3)	2017	$69,781	$35,050	$8,500	$-	$6,644	$119,975
Sr. VP of Marketing and Secretary	2016	$170,625	$29,880	$11,500	$-	$11,379	$223,384

Jim Ison	2017	$217,417	$70,316	$17,000	$-	$31,056	$335,789
VP of Sales	2016	$189,000	$29,887	$11,500	$-	$24,826	$255,213

John W. Morrison Jr. (4)	2017	$83,333	$-	$-	$-	$6,004	$89,337
Chief Financial Officer and Treasurer	2016	$-	$-	$-	$-	$-	$-

(1)

Amounts reflect the full grant-date fair value of stock awards granted during the relevant fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to our officers in Note 8 to the audited consolidated financial statements for the year ended December 31, 2017 contained elsewhere in this Annual Report.

(2)	Represents payment of health insurance premiums and 401(k) contributions.
(3)	Mr. Gunn resigned from all positions with the Company effective September 1, 2017
(4)	Mr. Morrison was appointed Chief Financial Officer the Company September 1, 2017.

Narrative Disclosure to Compensation Tables

Employment Agreements

We have entered into employment agreements with each of our named executive officers (the “Executives”) as of October 1, 2017. Prior to October 1, 2017, we did not have written employment agreements with our executive officers, including Mr. Gunn.

Executive Employment Agreement with Steve Cooper

Pursuant to his employment agreement, effective October 1, 2017, Mr. Cooper is entitled to a base salary of $297,000 and a target quarterly bonus in the amount of 50% of his quarterly base salary. The target quarterly bonus is based on Mr. Cooper’s performance, as determined by the board of directors in its sole discretion, against fundamental corporate and/or individual objectives to be determined by the board of directors. Mr. Cooper is eligible to participate in our 2017 Equity Incentive Plan subject to the discretion of the board of directors if and when the board of directors determines to make a grant to him.

Under the terms of the employment agreement with Mr. Cooper, if we terminate his employment without cause (as defined below) or he resigns for good reason (as defined below) at any time other than within three (3) months immediately preceding or twelve (12) months immediately following the effective date of a change in control (as defined below), he is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) severance payments in an aggregate amount up to twelve (12) months of Mr. Cooper’s then-current Base Salary, paid to Mr. Cooper on OSS’s regular paydays until the earlier of (i) the date that is twelve (12) months following his termination or (ii) the date as of which he commences employment with another employer, subject to standard payroll deductions and withholdings; (3) a lump sum payment equal to Mr. Cooper’s then-current target bonus; (4) the continuation of Mr. Cooper’s group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) at OSS’s expense for a period of twelve (12) months following the termination date; provided, however, that in the event Mr. Cooper becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (5) the automatic acceleration of the vesting and exercisability of his equity awards and stock options. Mr. Cooper must provide a release and waiver to OSS as a condition of receiving benefits (2)-(5) set forth in this paragraph.

In the event Mr. Cooper’s termination without cause or resignation for good reason occurs within the three (3) months immediately preceding or twelve (12) months immediately following a change in control, he is entitled to the following payments and benefits: (1) a single lump-sum payment in an amount equal to twelve (12) months of Mr. Cooper’s then-current base salary, subject to standard payroll deductions and withholdings, payable within ten (10) business days of the date the release and waiver becomes effective; and (2) provided that Mr. Cooper timely elect such coverage, the continuation of Mr. Cooper’s group health continuation coverage under COBRA at OSS’s expense for a period of twelve (12) months following the termination date; provided, however, that in the event Mr. Cooper becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (3) the vesting of the shares subject to each of Mr. Cooper’s equity awards and stock options shall be accelerated such that one hundred percent (100%) of said shares shall be deemed fully-vested and, if applicable, immediately exercisable effective as of the date of such termination.

If Mr. Cooper’s employment is terminated as a result of his death or following his permanent disability, Mr. Cooper or his estate, as applicable, is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan, expense reimbursement or practice to which he is entitled; (2) a lump sum cash payment in an amount equal to his “earned” bonus for the calendar quarter during which his date of termination occurs calculated as of the date of termination (wherein “earned” means that he has met the applicable bonus metrics as of date of such termination, as determined by the board of directors), prorated for such portion of the calendar quarter during which such termination occurs that has elapsed through the date of termination; and (3) a one-time payment of $500,000.

Executive Employment Agreement with John Morrison

Pursuant to his employment agreement, effective October 1, 2017, Mr. Morrison is entitled to a base salary of $250,000 and a target quarterly bonus in the amount of 25% of his quarterly base salary. The target quarterly bonus is based on Mr. Morrison’s performance, as determined by the board of directors in its sole discretion, against fundamental corporate and/or individual objectives to be determined by the board of directors. Mr. Morrison is eligible to participate in our 2017 Equity Incentive Plan subject to the discretion of the board of directors if and when the board of directors determines to make a grant to him.

Under the terms of the employment agreement with Mr. Morrison, if we terminate his employment without cause (as defined below) or he resigns for good reason (as defined below) at any time other than within three (3) months immediately preceding or twelve (12) months immediately following the effective date of a change in control (as defined below), he is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) severance payments in an aggregate amount up to six (6) months of Mr. Morrison’s then-current Base Salary, paid to Mr. Morrison on OSS’s regular paydays until the earlier of (i) the date that is six (6) months following his termination or (ii) the date as of which he commences employment with another employer, subject to standard payroll deductions and withholdings; (3) a lump sum payment equal to Mr. Morrison’s then-current target bonus; (4) the continuation of Mr. Morrison’s group health continuation coverage under COBRA at OSS’s expense for a period of six (6) months following the termination date; provided, however, that in the event Mr. Morrison becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (5) the automatic acceleration of the vesting and exercisability of his equity awards and stock options. Mr. Morrison must provide a release and waiver to OSS as a condition of receiving benefits (2)-(5) set forth in this paragraph.

In the event Mr. Morrison’s termination without cause or resignation for good reason occurs within the three (3) months immediately preceding or twelve (12) months immediately following a change in control, he is entitled to the following payments and benefits: (1) a single lump-sum payment in an amount equal to six (6) months of Mr. Morrison’s then-current base salary, subject to standard payroll deductions and withholdings, payable within ten (10) business days of the date the release and waiver becomes effective; and (2) provided that Mr. Morrison timely elect such coverage, the continuation of Mr. Morrison’s group health continuation coverage under COBRA at OSS’s expense for a period of six (6) months following the termination date; provided, however, that in the event Mr. Morrison becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (3) the vesting of the shares subject to each of Mr. Morrison’s equity awards and stock options shall be accelerated such that one hundred percent (100%) of said shares shall be deemed fully-vested and, if applicable, immediately exercisable effective as of the date of such termination.

If Mr. Morrison’s employment is terminated as a result of his death or following his permanent disability, Mr. Morrison or his estate, as applicable, is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan, expense reimbursement or practice to which he is entitled; and (2) a lump sum cash payment in an amount equal to his “earned” bonus for the calendar quarter during which his date of termination occurs calculated as of the date of termination (wherein “earned” means that he has met the applicable bonus metrics as of date of such termination, as determined by the board of directors), prorated for such portion of the calendar quarter during which such termination occurs that has elapsed through the date of termination.

Executive Employment Agreement with Jim Ison

Pursuant to his employment agreement, effective October 1, 2017, Mr. Ison is entitled to a base salary of $220,000 and a target quarterly bonus in the amount of 25% of his quarterly base salary. The target quarterly bonus is based on Mr. Ison’s performance, as determined by the board of directors in its sole discretion, against fundamental corporate and/or individual objectives to be determined by the board of directors. Mr. Ison is eligible to participate in our 2017 Equity Incentive Plan subject to the discretion of the board of directors if and when the board of directors determines to make a grant to him.

Under the terms of the employment agreement with Mr. Ison, if we terminate his employment without cause (as defined below) or he resigns for good reason (as defined below) at any time other than within three (3) months immediately preceding or twelve (12) months immediately following the effective date of a change in control (as defined below), he is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) severance payments in an aggregate amount up to six (6) months of Mr. Ison’s then-current Base Salary, paid to Mr. Ison on OSS’s regular paydays until the earlier of (i) the date that is six (6) months following his termination or (ii) the date as of which he commences employment with another employer, subject to standard payroll deductions and withholdings; (3) a lump sum payment equal to Mr. Ison’s then-current target bonus; (4) the continuation of Mr. Ison’s group health continuation coverage under COBRA at OSS’s expense for a period of six (6) months following the termination date; provided, however, that in the event Mr. Ison becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (5) the automatic acceleration of the vesting and exercisability of his equity awards and stock options. Mr. Ison must provide a release and waiver to OSS as a condition of receiving benefits (2)-(5) set forth in this paragraph.

In the event Mr. Ison’s termination without cause or resignation for good reason occurs within the three (3) months immediately preceding or twelve (12) months immediately following a change in control, he is entitled to the following payments and benefits: (1) a single lump-sum payment in an amount equal to six (6) months of Mr. Ison’s then-current base salary, subject to standard payroll deductions and withholdings, payable within ten (10) business days of the date the release and waiver becomes effective; and (2) provided that Mr. Ison timely elect such coverage, the continuation of Mr. Ison’s group health continuation coverage under COBRA at OSS’s expense for a period of six (6) months following the termination date; provided, however, that in the event Mr. Ison becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (3) the vesting of the shares subject to each of Mr. Ison’s equity awards and stock options shall be accelerated such that one hundred percent (100%) of said shares shall be deemed fully-vested and, if applicable, immediately exercisable effective as of the date of such termination.

If Mr. Ison’s employment is terminated as a result of his death or following his permanent disability, Mr. Ison or his estate, as applicable, is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan, expense reimbursement or practice to which he is entitled; and (2) a lump sum cash payment in an amount equal to his “earned” bonus for the calendar quarter during which his date of termination occurs calculated as of the date of termination (wherein “earned” means that he has met the applicable bonus metrics as of date of such termination, as determined by the board of directors), prorated for such portion of the calendar quarter during which such termination occurs that has elapsed through the date of termination.

Defined Terms Applicable to Executive Employment Agreements

For purposes of executive employment agreements, “change in control” shall mean:

(i) The direct or indirect sale or transfer, in a single transaction or a series of related transactions, by the shareholders of the Company of voting securities, in which the holders of the outstanding voting securities of the Company immediately prior to such transaction or series of transactions hold, as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power all outstanding voting securities of the Company or of the acquiring entity immediately after such transaction or series of related transactions;

(ii) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(iii) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(iv) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(v) Any time individuals who, on the date this Plan is adopted by the board of directors, are members of the board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the input/output; provided, however, that if the appointment or election (or nomination for election) of any new board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For purposes of the executive employment agreements, “cause” means as determined in the sole discretion of the board of directors following written notice of the condition(s) believed to constitute cause, which notice shall briefly describe such condition(s), one or more of the following condition(s): (i) Executive’s failure to substantially perform Executive’s job duties (other than any such failure resulting from Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of written notice of the occurrence of an event alleged by Executive to constitute good reason); (ii) Executive’s failure to comply with all material applicable laws in performing Executive’s job duties or in directing the conduct of OSS’s business; (iii) Executive’s commission of any felony or intentionally fraudulent acts against OSS, its affiliates, executives, agents or customers; (iv) Executive’s participation in any activity that is directly competitive with or intentionally injurious to OSS or any of its affiliates or which violates the terms of Executive’s proprietary information and inventions agreement; (iv) Executive’s material breach of the terms of Executive’s proprietary information and inventions agreement; (v) Executive’s commission of any act of fraud, embezzlement or dishonesty against OSS or any of its affiliates, or use or intentional appropriation for Executive’s personal use or benefit of any funds or material properties of OSS or any of its affiliates not authorized by the board of directors to be so used or appropriated; (vi) Executive’s breach of any material provision of the employment agreement; and (vii) Executive’s gross negligence, insubordination or material violation of any duty of loyalty to OSS or any other demonstrable material misconduct on the part of Executive; provided, however, that, termination by OSS under subsections (i) or (vi) of this Section 3.8(c), shall only be deemed for “cause” pursuant to the foregoing definition if Executive fails to remedy such condition(s) within thirty (30) days following delivery of the notice of termination for cause.

For purposes of the executive employment agreements, “good reason” means the occurrence of any of the following events without Executive’s consent: (i) a material adverse change in Executive’s duties, authority or responsibilities relative to the duties, authority or responsibilities in effect immediately prior to such reduction, or, as it relates to Mr. Cooper, the removal of Executive as chief executive officer of OSS; provided, however, that a reduction in duties, position or responsibilities solely by virtue of OSS being acquired and made part of a larger entity (as, for example, when Executive retains a similar position with a subsidiary of the acquiring entity following a change in control, but Executive does not hold the same position in the acquiring entity) shall not constitute “good reason;” and, provided, further that Executive’s removal from the board of directors shall not constitute “good reason;” (ii) a material diminution in Executive’s base compensation; or (iii) a material breach by OSS of its obligations under this Agreement; provided, however, that, such termination by Executive shall only be deemed for “good reason” pursuant to the foregoing definition if: (A) Executive gives OSS written notice of Executive’s intent to terminate for good reason within sixty (60) days following the first occurrence of the condition(s) that Executive believes constitute(s) good reason, which notice shall describe such condition(s); (B) OSS fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the “Cure Period”); and (C) Executive voluntarily terminates Executive’s employment within sixty (60) days following the end of the Cure Period.

Annual Cash Bonus

For 2017, Mr. Cooper, Mr. Gunn, Mr. Ison and Mr. Morrison were eligible for bonuses. The executives’ bonuses for 2017 were determined in the discretion of our board of directors based on its assessment of our corporate performance. Based on this assessment, our board of directors determined to award and paid Mr. Cooper a bonus of $197,568 for 2017, representing 66.5% of his base salary for 2017, Mr. Gunn a bonus of $35,050, representing 50.2% of his base salary for 2017, and determined to award Mr. Ison a bonus of $70,316, representing 31.95% of his base salary for 2017.  Mr. Morrison did not receive a bonus in 2017.

For 2016, Mr. Cooper, Mr. Gunn and Mr. Ison were eligible for bonuses. The executives’ bonuses for 2016 were determined in the discretion of our board of directors based on its assessment of our corporate performance. Based on this assessment, our board of directors determined to award and paid Mr. Cooper a bonus of $90,654 for 2016, Representing 31.6% of his base salary for 2016, Mr. Gunn a bonus of $29,880, representing 17.5% of his base salary for 2017, and determined to award Mr. Ison a bonus of $29,887, representing 15.8% of his base salary for 2016.

Equity Compensation

We primarily offer stock options to our named executive officers as the long-term incentive component of our compensation program. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. In the past, our board of directors has determined the fair market value of our common stock based upon inputs including valuation reports prepared by third-party valuation firms from time to time. Generally, the stock options we grant vest over three years, subject to the employee’s continued employment with us on the vesting date.

On April 2, 2016, Mr. Cooper received a stock option to purchase 90,000 shares of our common stock. The option vests over three years, with 1/3 of the shares subject to the option vested upon the anniversary of the date of grant and the remainder vesting in equal quarterly installments over a period of two years thereafter, subject to his continued employment with us on each vesting date. The options were granted with an exercise price per share of $1.08, which was equal to the fair market value per share of our common stock at the time of the grant, as determined by our board of directors. The option has a term of ten years from the date of grant.

On April 18, 2017, Mr. Cooper received a stock option to purchase 45,000 shares of our common stock. The option vests over three years, with 1/3 of the shares subject to the option vested upon the anniversary of the date of grant and the remainder vesting in equal quarterly installments over a period of two years thereafter, subject to his continued employment with us on each vesting date. The options were granted with an exercise price per share of $1.95, which was equal to the fair market value per share of our common stock at the time of the grant, as determined by our board of directors. The option has a term of ten years from the date of grant.

On April 18, 2017, Mr. Gunn received a stock option to purchase 10,000 shares of our common stock. The option vests over three years, with 1/3 of the shares subject to the option vested upon the anniversary of the date of grant and the remainder vesting in equal quarterly installments over a period of two years thereafter, subject to his continued employment with us on each vesting date. The options were granted with an exercise price per share of $1.95, which was equal to the fair market value per share of our common stock at the time of the grant, as determined by our board of directors. The option has a term of ten years from the date of grant.

On April 18, 2017, Mr. Ison received a stock option to purchase 20,000 shares of our common stock. The option vests over three years, with 1/3 of the shares subject to the option vested upon the anniversary of the date of grant and the remainder vesting in equal quarterly installments over a period of two years thereafter, subject to his continued employment with us on each vesting date. The options were granted with an exercise price per share of $1.95, which was equal to the fair market value per share of our common stock at the time of the grant, as determined by our board of directors. The option has a term of ten years from the date of grant.

On April 2, 2016, Mr. Ison received a stock option to purchase 25,000 shares of our common stock. The option vests over three years, with 1/3 of the shares subject to the option vested upon the anniversary of the date of grant and the remainder vesting in equal quarterly installments over a period of two years thereafter, subject to his continued employment with us on each vesting date. The options were granted with an exercise price per share of $1.08, which was equal to the fair market value per share of our common stock at the time of the grant, as determined by our board of directors. The option has a term of ten years from the date of grant.

Stock awards granted to our named executive officers may be subject to accelerated vesting in certain circumstances. For additional discussion, please see “– Employment Agreements” above and “– Change in Control Benefits” below.

Prior to our initial public offering, we adopted a 2017 Equity Incentive Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of its affiliates and to enable our company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. For additional information about the 2017 Equity Incentive Plan, please see the section titled “Incentive Award Plans” below.

Other Elements of Compensation

Retirement Plans

We have a 401(k) retirement plan. Under the terms of the plan, eligible employees may defer up to 20% of their pre-tax earnings, subject to the Internal Revenue Service annual contribution limit. Additionally, the Plan allows for discretionary matching contributions by us. In 2016, we matched 100% of the employee’s contribution up to a maximum of 4% of the employee’s annual compensation. In 2017, the matching contributions were increased to 100% of the employee’s contribution up to a maximum of 5% of the employee’s annual compensation.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans which include health, vision, dental and life insurance and our 401(k) plan.

Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. Each of our named executive officers’ employment agreements entitles them to accelerated vesting of all outstanding equity awards, as well as certain other benefits, upon a change in control of our company. For additional discussion, please see “Employment Agreements” above.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2017.

	Option Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity Incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive plan awards: Market or payout value of unearned share, units or other right that have not vested ($)
Steve Cooper	4/1/2008	100,000			$1.00	3/31/2018
	5/14/2009	100,000			$0.75	5/14/2019
	12/7/2011	200,000			$0.76	12/6/2021
	1/18/2012	100,000			$0.76	1/17/2022
	7/16/2014	180,000			$0.46	7/15/2024
	4/2/2016	44,998		45,002	$1.08	4/2/2026
	4/18/2017			45,000	$1.95	4/17/2027

Mark Gunn	4/1/2008	30,000			$1.00	4/1/2018
	5/14/2009	30,000			$0.75	5/14/2019
	12/7/2011	60,000			$0.76	12/6/2021
	1/18/2012	30,000			$0.76	1/17/2022
	7/16/2014	50,000			$0.46	7/15/2024
	4/2/2016	10,416			$1.08	4/2/2026

Jim Ison	12/7/2011	355			$0.76	12/6/2021
	10/1/2012	40,000			$0.76	10/1/2022
	7/16/2014	50,000			$0.46	7/15/2024
	4/2/2016	12,499		12,501	$1.08	4/22/2026
	4/18/2017			20,000	$1.95	4/17/2027

John W. Morrison Jr. (1)

(1)	Mr. Morrison was appointed chief financial officer of the Company on September 1, 2017. No equity awards have been issued to Mr. Morrison.

Stock Option Plans

2017 Equity Incentive Plan

Our board of directors adopted our 2017 Equity Incentive Plan on October 10, 2017 (the “2017 Plan”). Our 2017 Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, unrestricted stock grants and restricted stock units.

Authorized Shares.    A total of 1,500,000 shares of common stock were authorized under the 2017 Plan.

Plan Administration.    As permitted by the terms of the 2017 Plan, the board of directors has delegated administration of the 2017 Plan to the compensation committee. As used herein with respect to the 2017 Plan, the “Board of Directors” refers to any committee the Board of Directors appoints as well as to the Board of Directors itself. Subject to the provisions of the 2017 Plan, the Board of Directors has the power to construe and interpret the 2017 Plan and awards granted under it and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. Subject to the limitations set forth below, the Board of Directors will also determine the exercise price of options granted under the 2017 Plan and, with the consent of any adversely affected option holder, may reduce the exercise price of any outstanding option, cancel an outstanding option in exchange for a new option covering the same or a different number of shares of common stock or another equity award or cash or other consideration, or any other action that is treated as a repricing under generally accepted accounting principles. All decisions, determinations and interpretations by the Board of Directors regarding the 2017 Plan shall be final and binding on all participants or other persons claiming rights under the 2017 Plan or any award.

Options.     Options granted under the 2017 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board of Directors. Such increments may be based on continued service to the Company over a certain period of time, the occurrence of certain performance milestones, or other criteria. Options granted under the 2017 Plan may be subject to different vesting terms. The Board of Directors has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2017 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, or by such other method as may be set forth in the option agreement. The maximum term of options under the 2017 Plan is 10 years, except that in certain cases the maximum term of certain incentive stock options is five years. Options under the 2017 Plan generally terminate three months after termination of the participant’s service. Incentive stock options are not transferable except by will or by the laws of descent and distribution, provided that a participant may designate a beneficiary who may exercise an option following the participant’s death. Nonstatutory stock options are transferable to the extent provided in the option agreement.

Stock Bonuses and Restricted Stock Awards.    Subject to certain limitations, the consideration, if any, for restricted stock unit awards must be at least the par value of our common stock. The consideration for a stock unit award may be payable in any form acceptable to the Board of Directors and permitted under applicable law. The Board of Directors may impose any restrictions or conditions upon the vesting of restricted stock unit awards, or that delay the delivery of the consideration after the vesting of stock unit awards, that it deems appropriate. Restricted stock unit awards are settled in shares of the Company’s common stock. Dividend equivalents may be credited in respect of shares covered by a restricted stock unit award, as determined by the Board of Directors. At the discretion of the Board of Directors, such dividend equivalents may be converted into additional shares covered by the restricted stock unit award. If a restricted stock unit award recipient’s service relationship with the Company terminates, any unvested portion of the restricted stock unit award is forfeited upon the recipient’s termination of service.

Certain Adjustments.    Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, reclassification, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, or a change in corporate structure may change the type(s), class(es) and number of shares of common stock subject to the 2017 Plan and outstanding awards. In that event, the 2017 Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the 2017 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

2015 Stock Option Plan

Our board of directors adopted, and our stockholders approved, our 2015 Stock Option Plan in December 2015 (the “2015 Plan”). Our 2015 Plan allows for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.

Authorized Shares.    A total of 1,500,000 shares of common stock were authorized for grant under the 2015 Plan. Our 2015 Plan was terminated by the board of directors on October 10, 2017, and accordingly, no shares are available for issuance under the 2015 Plan. Our 2015 Plan will continue to govern outstanding awards granted thereunder.

Plan Administration.    Our board of directors or a committee of our board (the administrator) administers our 2015 Plan. Subject to the provisions of the 2015 Plan, the administrator has the full authority and discretion to take any actions it deems necessary or advisable for the administration of the 2015 Plan. The administrator has the power to construe and interpret the terms of our 2015 Plan and awards granted under it, to prescribe, amend and rescind rules relating to our 2015 Plan, including rules and regulations relating to sub-plans, and to determine the terms and conditions of the awards, including the exercise price, the number of shares of our common stock subject to each such award, any vesting acceleration or waiver of forfeiture restrictions, and any restrictions or limitations regarding awards or the shares relating thereto. All decisions, interpretations and other actions of the administrator are final and binding on all participants in the 2015 Plan.

Options.     Stock options may be granted under our 2015 Plan. The exercise price per share of all options must equal at least 100% of the fair market value per share of our common stock on the date of grant, as determined by the administrator. The term of a stock option may not exceed 10 years. With respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price per share of such incentive stock option must equal at least 110% of the fair market value per share of our common stock on the date of grant, as determined by the administrator.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time as specified in the applicable option agreement. If termination is due to death or disability, the option generally will remain exercisable for at least twelve months. In all other cases, the option will generally remain exercisable for at least 90 days. However, an option generally may not be exercised later than the expiration of its term.

Transferability of Options.    Unless our administrator provides otherwise, our 2015 Plan generally does not allow for the transfer or assignment of options, except by will or by the laws of descent and distribution.

Certain Adjustments.    In the event of certain changes in our capitalization, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2015 Plan and/or the number, class and price of shares covered by each outstanding award.

2011 Stock Option Plan

Our board of directors adopted, and our stockholders approved, our 2011 Stock Option Plan in December 2011 (the “2011 Plan”). Our 2011 Plan allows for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.

Authorized Shares.    A total of 1,500,000 shares of common stock were authorized for grant under the 2011 Plan. Our 2011 Plan was terminated by the board of directors on October 10, 2017, and accordingly, no shares are available for issuance under the 2011 Plan. Our 2011 Plan will continue to govern outstanding awards granted thereunder.

Plan Administration.    Our board of directors administers our 2011 Plan. Subject to the provisions of the 2011 Plan, the board of directors has the full authority and discretion to take any actions it deems necessary or advisable for the administration of the 2011 Plan. The board of directors has the power to construe and interpret the terms of our 2011 Plan and awards granted under it, to prescribe, amend and rescind rules relating to our 2011 Plan, including rules and regulations relating to sub-plans, and to determine the terms and conditions of the awards, including the exercise price, the number of shares of our common stock subject to each such award, any vesting acceleration or waiver of forfeiture restrictions, and any restrictions or limitations regarding awards or the shares relating thereto. All decisions, interpretations and other actions of the board of directors are final and binding on all participants in the 2011 Plan.

Options.     Stock options may be granted under our 2011 Plan. The exercise price per share of all options must equal at least 100% of the fair market value per share of our common stock on the date of grant, as determined by the board of directors. The term of a stock option may not exceed 10 years. With respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price per share of such incentive stock option must equal at least 110% of the fair market value per share of our common stock on the date of grant, as determined by the board of directors.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time as specified in the applicable option agreement. If termination is due to death or disability, the option generally will remain exercisable for at least twelve months. In all other cases, the option will generally remain exercisable for at least 90 days. However, an option generally may not be exercised later than the expiration of its term.

Transferability of Options.    Unless our board of directors provides otherwise, our 2011 Plan generally does not allow for the transfer or assignment of options, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the board of directors, in its discretion, a nonstatutory option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act.

Certain Adjustments.    In the event of certain changes in our capitalization, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan, the board of directors will adjust the number and class of shares that may be delivered under our 2 Plan and/or the number, class and price of shares covered by each outstanding award.

2000 Stock Option Plan

Our board of directors adopted, and our stockholders approved, our 2000 Stock Option Plan (the “2000 Plan”). Our 2000 Plan allows for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.

Authorized Shares.    A total of 1,500,000 shares of common stock were authorized for grant under the 2000 Plan. In November 2008, the 2000 Plan was increased to allow for an aggregate of 3,000,000 shares authorized under the plan. Our 2000 Plan expired on its terms in 2010, and accordingly, no shares are available for issuance under the 2000 Plan. Our 2000 Plan will continue to govern outstanding awards granted thereunder.

Plan Administration.    Our board of directors administers our 2000 Plan. Subject to the provisions of the 2000 Plan, the board of directors has the full authority and discretion to take any actions it deems necessary or advisable for the administration of the 2000 Plan. The board of directors has the power to construe and interpret the terms of our 2000 Plan and awards granted under it, to prescribe, amend and rescind rules relating to our 2000 Plan, including rules and regulations relating to sub-plans, and to determine the terms and conditions of the awards, including the exercise price, the number of shares of our common stock subject to each such award, any vesting acceleration or waiver of forfeiture restrictions, and any restrictions or limitations regarding awards or the shares relating thereto. All decisions, interpretations and other actions of the board of directors are final and binding on all participants in the 2000 Plan.

Options.     Under the 2000 Plan, the exercise price per share of all options must equal at least 100% of the fair market value per share of our common stock on the date of grant, as determined by the board of directors. The term of a stock option may not exceed 10 years. With respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price per share of such incentive stock option must equal at least 110% of the fair market value per share of our common stock on the date of grant, as determined by the board of directors.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time as specified in the applicable option agreement. If termination is due to death or disability, the option generally will remain exercisable for at least twelve months. In all other cases, the option will generally remain exercisable for at least 90 days. However, an option generally may not be exercised later than the expiration of its term.

Transferability of Options.    Unless our board of directors provides otherwise, our 2000 Plan generally does not allow for the transfer or assignment of options, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the board of directors, in its discretion, a nonstatutory option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act.

Certain Adjustments.    In the event of certain changes in our capitalization, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, the board of directors will adjust the number and class of shares that may be delivered under our 2000 Plan and/or the number, class and price of shares covered by each outstanding award.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2016, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers, holders of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements with directors and executive officers, which are described where required under the section above titled “Executive Compensation.”

SkyScale Joint Venture

On April 6, 2017, OSS and Jacoma Investments, LLC, an entity controlled by our board member Jack Harrison, formed a joint venture named SkyScale, LLC in the State of California. In accordance with the terms of the joint venture, Jacoma Investments, LLC agreed to contribute $750,000 in capital and OSS agreed to contribute $750,000 in the form of credits to purchase equipment, personnel or support services from OSS. Each party received a 50% membership interest in the joint venture. The purpose of SkyScale, LLC is to engage in the business of providing high performance computing capabilities as cloud services.

Convertible Note and Warrant Financing

From 2013 through 2016, we sold to investors in private placements an aggregate of $1,600,000 in promissory notes which included 198,996 warrants to purchase shares of our common stock. Via an affiliated entity controlled by him, our director, Kenneth Potashner, lent $1,100,000 in promissory notes and received 139,933 warrants in the private placement for an aggregate exercise price of $135,000.

Management Services Agreement

Effective August 1, 2016, we entered into a management services agreement with a company owned by the former chief executive officer of Magma. The agreement calls for payments of $180,000 per year for the first two years paid in monthly installments. In the third year, the amount is reduced to $37,500 for the year paid in monthly installments. Additionally, we granted 30,000 nonstatutory stock options in conjunction with execution of this agreement with an exercise price of $1.78 per share. Payments for the year ended December 31, 2017 were $180,000.

Investors’ Rights Agreement

We entered into a second amended and restated investors’ rights agreement in January 2007 with the holders of our preferred stock, including entities with which certain of our directors are affiliated. This agreement provides for certain rights relating to the registration of their shares of common stock issuable upon conversion of their preferred stock, a right of first refusal for certain holders of preferred stock to purchase future securities sold by us and certain additional covenants made by us. Except for the registration rights (including the related provisions pursuant to which we have agreed to indemnify the parties to the investors’ rights agreement), all rights under this agreement terminated upon closing of our initial public offering. The registration rights will continue and will terminate two years following the closing of  our initial public offering, or for any particular holder with registration rights, at such time when such holder may sell all of such shares pursuant to Rule 144(b)(1) under the Securities Act. Our common holders also have certain rights to “piggyback” onto the registration rights provided to our former holders of preferred stock. See “Description of Capital Stock—Registration Rights” for additional information.

Executive Compensation and Employment Arrangements

Please see “Executive Compensation” for information on compensation arrangements with our executive officers and agreements with our executive officers containing compensation and termination provisions, among others.

Director and Officer Indemnification and Insurance

We will enter into indemnification agreements with each of our directors and executive officers, and we maintain directors’ and officers’ liability insurance. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. For further information, see “Executive Compensation—Limitations of Liability and Indemnification Matters.”

Policies and Procedures Regarding Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As of the fiscal year ended December 31, 2017, we did not have a class of equity securities registered pursuant to Section 12 of the Exchange Act. Accordingly, we had no Section 16(a) reporting obligation as of our most recent fiscal year.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2019 must be received by us no later than December 20, 2018, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2019 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2018 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice meet the requirements in our amended and restated bylaws and must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting.  Therefore, to be presented at our 2019 annual meeting of stockholders, such a proposal must be received by us no earlier than December 20, 2018 and no later than January 20, 2019.  However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting and the close of business on the tenth calendar day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2019 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2017 will be mailed to stockholders of record on or about April 20, 2018. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to One Stop Systems, Inc., 2235 Enterprise Street #110, Escondido, CA 92029, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to One Stop Systems, Inc., 2235 Enterprise Street #110, Escondido, CA 92029, Attention: Corporate Secretary or by calling (760) 745-9883. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or sending a written request to One Stop Systems, Inc. at the address above or by calling (760) 745-9883.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the annual meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Steve Cooper
Steve Cooper President, Chief Executive Officer and Chairman

April 20, 2018

APPENDIX A

A-1

EVENT # CLIENT # PROXY TABULATOR FOR one stop systems, inc. P.O. BOX 8016 CARY, NC 27512-9903 The undersigned hereby appoints Steve Cooper and John Morrison, and each or either of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote, as directed herein, all the shares of capital stock of One Stop Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSAL IN ITEM 2 and in the discretion of the proxy as to such oth er matt ers as may prop erly come before the meeting. All votes must be received by 11:59 P.M., Eastern Time, MAY 21, 2018. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR Go To www.proxypush.com/OSS • Cast your vote online. • View Meeting Documents. • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. 866-430-8284 INTERNET TELEPHONE VOTE BY: Annual Meeting of One Stop Systems, Inc. to be held on Tuesday, MAY 22, 2018 for Holders as of MARCH 29, 2018 This proxy is being solicited on behalf of the Board of Directors Please separate carefully at the perforation and return just this portion in the envelope provided. 3: To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof. 2: The ratification of the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Date: MAY 22, 2018 Time: 11:00 A.M. (Local Time) Place: Vintana’s at the Centre Crown Point Conference Room 1205 Auto Park Way, Escondido, CA 92029 Annual Meeting of one stop systems, inc. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Authorized Signatures - This section must be completed for your Instructions to be executed. For For For For For For For For For Against Abstain Directors Recommend Withhold Please make your marks like this: Use dark black pencil or pen only 01 Steve Cooper 02 Randy Jones 03 David Raun 04 William Carpenter 05 John Reardon 06 Kenneth Potashner 07 Jack Harrison Board of Directors Recommends a Vote FOR proposals 1, and 2. 1: Election of Directors For Call

To attend the meeting and vote your shares in person, please mark this box. Proxy — One Stop Systems, Inc. Annual Meeting of Stockholders May 22, 2018, 11:00 a.m. (Local Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Steve Cooper and John Morrison (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of One Stop Systems, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Vintana’s at the Centre, 1205 Auto Park Way, Escondido, CA 92029 on Tuesday, May 22, 2018 at 11:00 a.m. (Local Time) and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Election of Directors 01 Steve Cooper 02 Randy Jones 03 David Raun 04 William Carpenter 05 John Reardon 06 Kenneth Potashner 07 Jack Harrison 2. The ratification of the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. 3. To consider and act upon any other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” proposal 2. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided.